                                                                  EXHIBIT (d)(2)

Control No. ________    Maximum Primary Subscription Shares Available __________


    THE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 22, 1998*

                   THE FIRST AUSTRALIA PRIME INCOME FUND, INC.
                    NON-TRANSFERABLE RIGHTS FOR COMMON STOCK

                                  EXERCISE FORM


Dear Stockholder:


You are entitled to exercise the Rights issued to you as of September 25, 1998, the Record Date for the Fund's rights offering, to subscribe for the number of shares of Common Stock of The First Australia Prime Income Fund, Inc. shown on this Exercise Form pursuant to the Primary Subscription upon the terms and conditions specified in the Fund's Prospectus dated September 28, 1998 (the "Prospectus"). The terms and conditions of the rights offering (the "Offer") set forth in the Prospectus are incorporated herein by reference. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. As holder of these rights you are entitled to purchase one Share of the Fund for each three Rights you exercise. In accordance with the Over-Subscription Privilege, as a Record Date stockholder, you are also entitled to subscribe for additional Shares if Shares remaining after exercise of Rights pursuant to the Primary Subscription are available and you have fully exercised all Rights issued to you. If sufficient Shares remain after completion of the Primary Subscription, all over-subscriptions will be honored in full. If sufficient Shares are not available after completion of the Primary Subscription to honor all over-subscriptions, the Fund may, at the discretion of the Board of Directors, issue shares of Common Stock up to an additional 16,228,694 Shares in order to cover such over-subscription requests. To the extent the Fund determines not to issue additional Shares to honor all over-subscriptions, the available Shares will be allocated among those who over-subscribe based on the number of Rights originally issued to them by the Fund, so that the number of Shares issued to stockholders who subscribe pursuant to the Over-Subscription Privilege will generally be in proportion to the number of Shares owned by them on the Record Date. The Fund will not offer or sell any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.


                               SAMPLE CALCULATION


                   PRIMARY SUBSCRIPTION ENTITLEMENT (1-FOR-3)


NUMBER OF SHARES OWNED           100          / 3 =      33          NEW SHARES
ON THE RECORD DATE      --------------------       ----------------
                            (EQUALS NO. OF        (IGNORE FRACTIONS)
                            RIGHTS ISSUED)



                               SUBSCRIPTION PRICE

The Subscription Price will be 95% of the lower of (i) the average of the last reported sales prices of a share of the Fund's Common Stock on the American Stock Exchange on October 22, 1998 (the "Pricing Date") and the four preceding business days, or (ii) the net asset value on the Pricing Date.


                          METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (i) COMPLETE AND SIGN THIS EXERCISE FORM ON THE BACK AND RETURN IT TOGETHER WITH PAYMENT AT THE ESTIMATED SUBSCRIPTION PRICE FOR THE SHARES, OR (ii) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, IN EITHER CASE TO THE SUBSCRIPTION AGENT, STATE STREET BANK AND TRUST COMPANY, BEFORE 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 22, 1998 (THE "EXPIRATION DATE").*


Full payment of the Estimated Subscription Price per share for all Shares subscribed for pursuant to both the Primary Subscription and Over-Subscription Privilege must accompany this Exercise Form and must be made payable in United States dollars by money order or check drawn on a bank located in the United States payable to The First Australia Prime Income Fund, Inc. Alternatively, if a Notice of Guaranteed Delivery is used, a properly completed and executed Exercise Form, and full payment, as described in such notice, must be received by the Subscription Agent no later than the close of business on the third business day after the Expiration Date. For additional information, see the Prospectus.

Stock certificates for the shares acquired pursuant to the Primary Subscription will be mailed promptly after the expiration of the Offer and after full payment for the shares subscribed for has been received and cleared. Certificates representing shares acquired pursuant to the Over-Subscription Privilege will be mailed as soon as practicable after full payment has been received and cleared and all allocations have been effected. Any excess payment to be refunded by the Fund to a stockholder will be mailed by the Subscription Agent to such stockholder as promptly as possible.


                 THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE


                                           Account #:
                                           Control #:
                                           Number of Rights Issued:


                                                             (continued on back)
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
BY FIRST CLASS MAIL:                       BY EXPRESS MAIL OR                        BY HAND:
                                           OVERNIGHT COURIER:
State Street Bank and Trust Company        State Street Bank and Trust Company       Securities Transfer & Reporting Services
Corporate Reorganization                   Corporate Reorganization                  c/o Boston EquiServe LP
P.O. Box 9061                              40 Campanelli Drive                       55 Broadway, 3rd Floor
Boston, Massachusetts 02205                Braintree, Massachusetts 02184            New York, New York 10006



Delivery to an address other than one of the addresses listed above will not constitute valid delivery.


                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY



SECTION 1: OFFERING INSTRUCTIONS (CHECK THE APPROPRIATE BOXES) IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:

[ ] I apply for ALL of my entitlement of new shares pursuant to the Primary Subscription __________________ x $5.84+ = $ ___________
                   (no. of new shares)

[ ]   I apply for new shares pursuant to the Over-Subscription Privilege**
       ________________________      ___________ x  $5.84+ = $ ________
      (no. of additional shares)

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT:

[ ]  I apply for ____________________   x  $5.84+ = $ ___________
                 (no. of new shares)
                                                   AMOUNT ENCLOSED $ ___________




SECTION 2:  SUBSCRIPTION AUTHORIZATION

I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of new shares indicated above on the terms and conditions set in the Prospectus. I understand and agree that I will be obligated to pay any additional amount to the Fund if the Subscription Price as determined on the Pricing Date is in excess of the $5.84 Estimated Subscription Price per share.

I hereby agree that if I fail to pay in full for the shares for which I have subscribed, the Fund may exercise any of the remedies provided for in the Prospectus.

Signature of subscriber(s) __________________________________________
                           __________________________________________
                           __________________________________________

Telephone number (including area code) ( )___________________________

If you wish to have your shares and refund check (if any) delivered to an address other than that listed on this Exercise Form you must have your signature guaranteed by a member of the New York Stock Exchange or a bank or trust company. Please provide the delivery address above and note if it is a permanent change.

SECTION 3:  DESIGNATION OF BROKER-DEALER

The following broker-dealer is hereby designated as having been instrumental in the exercise of the Rights hereby exercised:

FIRM:__________________________________________________________________

REPRESENTATIVE NAME:___________________________________________________

REPRESENTATIVE NUMBER:_________________________________________________

_________________________

*        Unless the Offer is extended.

** You can only over-subscribe if you have fully exercised your Primary Subscription Rights.

+ NOTE: $5.84 per share is an estimated price only. The Subscription Price will be determined on October 22, 1998, the Pricing Date (which is the same as the Expiration Date, unless extended), and could be higher or lower depending on the changes in the net asset value and share price of the Common Stock.

         ANY QUESTIONS REGARDING THIS EXERCISE FORM AND THE OFFER MAY BE DIRECTED TO THE INFORMATION AGENT, SHAREHOLDER COMMUNICATIONS CORPORATION, TOLL-FREE AT (800) 733-8481, EXT. 422.